Exhibit 10.3

AMENDMENT

TO THE

SOUTH CAROLINA BANK AND TRUST, NATIONAL ASSOCIATION

SUPPLEMENTAL EXECUTIVE RETIREMENT AGREEMENT

DATED NOVEMBER 1, 2006

FOR

[EXECUTIVE’S NAME]

THIS AMENDMENT is adopted this 31st day of December, 2008, by and between SCBT, N.A., formerly known as South Carolina Bank and Trust, National Association, a national bank located in Orangeburg, South Carolina (the “Bank”), and [Executive’s Name] (the “Executive”).

The Bank and the Executive executed the Supplemental Executive Retirement Agreement effective as of November 1, 2006 (the “Agreement”).

Pursuant to Section 8.1 of the Agreement, the undersigned hereby amend the Agreement for the purpose of amending Sections 1.5 and 2.4 of the Agreement regarding a change in control.  Therefore, the following changes shall be made:

Section 1.5 of the Agreement shall be deleted in its entirety and replaced by the following:

1.5                                 “Change in Control” means as defined by Treasury Regulation § 1.409A-3(i)(5).

Section 2.4 of the Agreement shall be amended to delete the phrase “followed by a Separation from Service” and state the following:

2.4                                 Change in Control Benefit.  Upon a Change in Control, the Bank shall distribute to the Executive the benefit described in this Section 2.4 in lieu of any other benefit under this Article.

All other provisions of the Agreement shall remain in full force and effect.

IN WITNESS OF THE ABOVE, the Bank and the Executive hereby consent to this Amendment.

[EXECUTIONS APPEAR ON FOLLOWING PAGE]

Executive:

SCBT, N.A.

By
[Executive’s Name]	Title: Chief Executive Officer